EFI Electronics Corporation
            Exhibit 11 - Computation of Earnings (Loss) per Share
                       December 31, 1997 and 1996


Weighted Average Common and Common Equivalent Shares Outstanding
Nine months ended December 31, 1997

                                                  Shares       Weighted Average
                                               Outstanding    Shares Outstanding
                                               -----------    ------------------

Common shares outstanding, March 31, 1997:       4,216,174             4,216,174

Additional shares outstanding due to:
        Stock issued                             1,058,310               487,910
        Stock split                                      0                     0
        Stock acquired (Treasury)                        0                     0
        Stock retired                                    0                     0
                                                ----------            ----------

Common shares outstanding December 31, 1997:     5,274,484             4,704,084
                                                ==========            ==========





Weighted Average Common and Common Equivalent Shares Outstanding
Nine months ended December 31, 1996
                                                 Shares        Weighted Average
                                               Outstanding    Shares Outstanding
                                               -----------    ------------------

Common shares outstanding, March 31, 1996:       3,173,822             3,173,822

Additional shares outstanding due to:
        Stock issued                             1,039,852               510,397
        Stock split                                      0                     0
        Stock acquired (Treasury)                        0                     0
        Stock retired                                    0                     0
                                                ----------            ----------

Common shares outstanding December 31, 1996:     4,213,674             3,684,219
                                                ==========            ==========